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                    [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                                                                Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






The Board of Directors
Astoria Financial Corporation:

We consent to incorporation by reference in the registration statement on Form S-4 of Astoria Financial Corporation of our report dated January 23, 1997, relating to the consolidated statements of financial condition of Astoria Financial Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended
December 31, 1996, which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Astoria Financial Corporation and to the reference to our firm under the heading "Experts" in the registration statement.




                                             /s/ KPMG Peat Marwick LLP


New York, New York
June 23, 1997